As filed with the Securities and Exchange Commission on April 15, 2005

Registration No.

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ESSENTIAL GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	33-0597050
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

1325 Tri-State Parkway, Suite 300

Gurnee, Illinois 60031

(Address of Principal Executive Offices)

Amended and Restated 1996 Director Stock Option Plan

1996 Consultants Warrant Stock Plan

(Full Title of the Plan)

Dennis N. Cavender

Executive Vice President, Chief Financial Officer and Secretary

1325 Tri-State Parkway, Suite 300

Gurnee, Illinois 60031

(Name and Address of Agent For Service)

(847) 855-7500

(Telephone Number, Including Area Code, of Agent For Service)

With a copy to:

Timothy J. Melton, Esq.

Jones Day

77 West Wacker

Chicago, Illinois 60601-1692

(312) 782-3939

CALCULATION OF REGISTRATION FEE

Title Of Securities To Be Registered	Amount To Be Registered(2) (3)	Proposed Maximum Offering Price Per Share(4)	Proposed Maximum Aggregate Offering Price(4)	Amount Of Registration Fee
Class A Common Stock, par value $.001 per share(1)
Amended and Restated 1996 Director Stock Option Plan	100,000	$1.25	$125,000	$14.72
1996 Consultants Warrant Stock Plan	240,000	$1.25	$300,000	$35.31
Total:	340,000		$425,000	$50.03

(1)	The number of shares of Class A Common Stock, par value $.001 per share (“Common Stock”), stated above consists of the aggregate number of shares which may be sold upon exercise of options under the plans listed above (collectively, the “Plans”).
(2)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers such additional shares as may hereinafter be offered or issued to prevent dilution resulting from any stock split, stock dividend, recapitalization or other similar transaction effective without the receipt of consideration.
(3)	The Registrant previously registered 410,000 shares of Common Stock which may be issued pursuant to the Plans under the Registration Statement on Form S-8 (Registration No. 333-68038) filed with the Securities and Exchange Commission on August 21, 2001.
(4)	Estimated solely for the purpose of calculating the amount of the registration fee, pursuant to paragraph (h) of Rule 457 under the Securities Act, on the basis of the price at which the options may be exercised.

EXPLANATORY NOTE

Essential Group, Inc., a Delaware corporation (the “Registrant”), filed a Registration Statement on Form S-8 (Registration No. 333-68038) with the Securities and Exchange Commission on August 21, 2001 (the “Original Registration Statement”) registering 410,000 shares of Class A Common Stock, par value $.001 per share (the “Common Stock”), of the Registrant, for offer and sale to directors and consultants upon the exercise of options as follows:

(i)	350,000 shares of Common Stock registered under the Registrant’s Amended and Restated 1996 Director Stock Option Plan; and

(ii)	60,000 shares of Common Stock registered under the Registrant’s 1996 Consultants Warrant Stock Plan.

The purpose of this Registration Statement on Form S-8 is to register 340,000 additional shares of Common Stock of the Registrant for offer and sale to employees, directors and consultants upon the exercise of options as follows:

(i)	100,000 additional shares of Common Stock registered under the Registrant’s Amended and Restated 1996 Director Stock Option Plan; and

(ii)	240,000 additional shares of Common Stock registered under the Registrant’s 1996 Consultants Warrant Stock Plan.

Because the shares herein registered are of the same class as the 410,000 shares previously registered by the Registrant on the Original Registration Statement, Instruction E to Form S-8 allows the Registrant to, and the Registrant hereby does, incorporate the Original Registration Statement by reference.

PART II

Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference

The Registrant hereby incorporates by reference into this Registration Statement on Form S-8 the contents of the Original Registration Statement.

Item 8. Exhibits

Exhibit No.	Description
4.1	Amended and Restated Registration Rights Agreement, dated as of January 6, 2000, among Affiliated Research Centers, Inc. and Galen Partners III, L.P., Galen Partners International III, L.P., Galen Employee Fund III, L.P., Delphi Ventures III, L.P., Delphi BioInvestments III, L.P., Hambrecht & Quist California, H&Q Affiliated Research Investors, L.P., Hambrecht & Quist Employee Venture Fund, L.P. II, Premier Research Worldwide, Ltd., Tullis-Dickerson Capital Focus II, L.P., TD Origen Capital Fund, L.P., TD Javelin Capital Fund, L.P. and GE Capital Equity Investments, Inc. (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form 10 filed on April 26, 2001 (File No. 0-32601) (the “Form 10”))

Exhibit No.	Description
4.2	Amendment No. 1 to Registration Rights Agreement and Consent, dated as of March 28, 2000, among AmericasDoctor.com, Inc. and LHC Corporation, Charter Growth Capital, L.P., Charter Growth Capital Co-Investment Fund, L.P., CGC Investors, L.P., The CIT Group/Equity Investments, Inc., Galen Partners III, L.P., Galen Partners International III, L.P., Galen Employee Fund III, L.P., Delphi Ventures III, L.P., Delphi BioInvestments III, L.P., Delphi Ventures IV, L.P., Delphi BioInvestments IV, L.P., Premier Research Worldwide, Ltd. and Tullis-Dickerson Capital Focus II, L.P. (incorporated by reference to Exhibit 4.2 to the Form 10)

4.3	Investor Rights Agreement, dated as of January 6, 2000, among Affiliated Research Centers, Inc. and Galen Partners III, L.P., Galen Partners International III, L.P., Galen Employee Fund III, L.P., Delphi Ventures III, L.P., Delphi BioInvestments III, L.P., Hambrecht & Quist California, H&Q Affiliated Research Investors, L.P., Hambrecht & Quist Employee Venture Fund, L.P. II, Premier Research Worldwide, Ltd., Tullis-Dickerson Capital Focus II, L.P., TD Origen Capital Fund, L.P., TD Javelin Capital Fund, L.P. and GE Capital Equity Investments, Inc. (incorporated by reference to Exhibit 4.3 to the Form 10)

4.4	Amendment No. 1 to Investor Rights Agreement, Waiver and Consent, dated as of March 28, 2000, among AmericasDoctor.com, Inc. and LHC Corporation, Charter Growth Capital, L.P., Charter Growth Capital Co-Investment Fund, L.P., CGC Investors, L.P., The CIT Group/Equity Investments, Inc., Galen Partners III, L.P., Galen Partners International III, L.P., Galen Employee Fund III, L.P., Delphi Ventures III, L.P., Delphi BioInvestments III, L.P., Delphi Ventures IV, L.P., Delphi BioInvestments IV, L.P., Tullis-Dickerson Capital Focus II, L.P., TD Origen Capital Fund, L.P., TD Javelin Capital Fund, L.P. and Premier Research Worldwide, Ltd. (incorporated by reference to Exhibit 4.4 to the Form 10)

4.5	Amendment No. 2 to Investor Rights Agreement and Consent, dated as of June 1, 2001, among AmericasDoctor.com, Inc. and LHC Corporation, Galen Associates, Galen Partners III, L.P., Galen Partners International III, L.P., Galen Employee Fund III, L.P., Delphi Ventures III, L.P., Delphi BioInvestments III, L.P., Delphi Ventures IV, L.P., Delphi BioInvestments IV, L.P., Tullis-Dickerson Capital Focus II, L.P., TD Origen Capital Fund, L.P. and TD Javelin Capital Fund, L.P. (incorporated by reference to Exhibit 4.8 to the Registrant’s Annual Report on Form 10-K filed on March 26, 2002)

4.6	Amended and Restated Limited Liability Company Agreement of Affiliated Research Centers LLC, dated as of November 21, 1997 (incorporated by reference to Exhibit 4.5 to the Form 10)

4.7	Form of Class A Common Stock Warrant (incorporated by reference to Exhibit 4.6 to the Form 10)

4.8	Form of Clinical Research Services Agreement (incorporated by reference to Exhibit 4.7 to the Form 10)

4.9	Amended and Restated 1996 Employee Stock Option Plan (incorporated by reference to Exhibit 10.1 to the Form 10)

Exhibit No.	Description
4.10	Form of Stock Option Agreement under the Amended and Restated 1996 Employee Stock Option Plan (incorporated by reference to Exhibit 10.2 to the Form 10)

4.11	Amended and Restated 1996 Director Stock Option Plan (incorporated by reference to Exhibit 10.3 to the Form 10)

4.12	Form of Stock Option Agreement under the Amended and Restated 1996 Director Stock Option Plan (incorporated by reference to Exhibit 10.4 to the Form 10)

4.13	1996 Consultants Warrant Stock Plan (incorporated by reference to Exhibit 10.5 to the Form 10)

4.14	Form of Stock Option Agreement under the 1996 Consultants Warrant Stock Plan (incorporated by reference to Exhibit 10.6 to the Form 10)

4.15	Waiver of Redemption Rights dated August 25, 2005 (incorporated by reference to Exhibit 10.4 to Registrant’s Quarterly Report on Form 10-Q filed on Nov. 12, 2004)

5.1	Opinion of Jones Day

23.1	Consent of Jones Day (included in Exhibit No. 5.1)

23.2	Consent of Independent Certified Public Accountants

24.1	Power of Attorney

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Gurnee, State of Illinois, on this 15th day of April, 2005.

ESSENTIAL GROUP, INC.

By:	/s/ Dennis N. Cavender
Dennis N. Cavender
Executive Vice President, Chief Financial
Officer and Secretary

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ C. Lee Jones C. Lee Jones	President, Chief Executive Officer and Director (Principal Executive Officer)	April 15, 2005

/s/ Dennis N. Cavender Dennis N. Cavender	Executive Vice President, Chief Financial Officer and Secretary (Principal Financial Officer)	April 15, 2005

/s/ Paul M. Palz Paul M. Palz	Controller (Principal Accounting Officer)	April 15, 2005

/s/ Pradip K. Banerjee* Pradip K. Banerjee	Director	April 15, 2005

/s/ Ira Klimberg* Ira Klimberg, M.D.	Director	April 15, 2005

/s/ Joan Neuscheler* John Neuscheler	Director	April 15, 2005

/s/ Zubeen Schroff* Zubeen Schroff	Director	April 15, 2005

/s/ Christopher Steidle* Christopher Steidle, M.D.	Director	April 15, 2005

*	Dennis N. Cavender, the undersigned attorney-in-fact, by signing his name hereto, does hereby sign and execute this Registration Statement on behalf of the above indicated directors of the Registrant (constituting a majority of the directors) pursuant to a Powers of Attorney filed with the Securities and Exchange Commission.

April 15, 2005	By:	/s/ Dennis N. Cavender
Dennis N. Cavender
Executive Vice President, Chief Financial
Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
4.1	Amended and Restated Registration Rights Agreement, dated as of January 6, 2000, among Affiliated Research Centers, Inc. and Galen Partners III, L.P., Galen Partners International III, L.P., Galen Employee Fund III, L.P., Delphi Ventures III, L.P., Delphi BioInvestments III, L.P., Hambrecht & Quist California, H&Q Affiliated Research Investors, L.P., Hambrecht & Quist Employee Venture Fund, L.P. II, Premier Research Worldwide, Ltd., Tullis-Dickerson Capital Focus II, L.P., TD Origen Capital Fund, L.P., TD Javelin Capital Fund, L.P. and GE Capital Equity Investments, Inc. (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form 10 filed on April 26, 2001 (File No. 0-32601) (the “Form 10”))

4.2	Amendment No. 1 to Registration Rights Agreement and Consent, dated as of March 28, 2000, among AmericasDoctor.com, Inc. and LHC Corporation, Charter Growth Capital, L.P., Charter Growth Capital Co-Investment Fund, L.P., CGC Investors, L.P., The CIT Group/Equity Investments, Inc., Galen Partners III, L.P., Galen Partners International III, L.P., Galen Employee Fund III, L.P., Delphi Ventures III, L.P., Delphi BioInvestments III, L.P., Delphi Ventures IV, L.P., Delphi BioInvestments IV, L.P., Premier Research Worldwide, Ltd. and Tullis-Dickerson Capital Focus II, L.P. (incorporated by reference to Exhibit 4.2 to the Form 10)

4.3	Investor Rights Agreement, dated as of January 6, 2000, among Affiliated Research Centers, Inc. and Galen Partners III, L.P., Galen Partners International III, L.P., Galen Employee Fund III, L.P., Delphi Ventures III, L.P., Delphi BioInvestments III, L.P., Hambrecht & Quist California, H&Q Affiliated Research Investors, L.P., Hambrecht & Quist Employee Venture Fund, L.P. II, Premier Research Worldwide, Ltd., Tullis-Dickerson Capital Focus II, L.P., TD Origen Capital Fund, L.P., TD Javelin Capital Fund, L.P. and GE Capital Equity Investments, Inc. (incorporated by reference to Exhibit 4.3 to the Form 10)

4.4	Amendment No. 1 to Investor Rights Agreement, Waiver and Consent, dated as of March 28, 2000, among AmericasDoctor.com, Inc. and LHC Corporation, Charter Growth Capital, L.P., Charter Growth Capital Co-Investment Fund, L.P., CGC Investors, L.P., The CIT Group/Equity Investments, Inc., Galen Partners III, L.P., Galen Partners International III, L.P., Galen Employee Fund III, L.P., Delphi Ventures III, L.P., Delphi BioInvestments III, L.P., Delphi Ventures IV, L.P., Delphi BioInvestments IV, L.P., Tullis-Dickerson Capital Focus II, L.P., TD Origen Capital Fund, L.P., TD Javelin Capital Fund, L.P. and Premier Research Worldwide, Ltd. (incorporated by reference to Exhibit 4.4 to the Form 10)

4.5	Amendment No. 2 to Investor Rights Agreement and Consent, dated as of June 1, 2001, among AmericasDoctor.com, Inc. and LHC Corporation, Galen Associates, Galen Partners III, L.P., Galen Partners International III, L.P., Galen Employee Fund III, L.P., Delphi Ventures III, L.P., Delphi BioInvestments III, L.P., Delphi Ventures IV, L.P., Delphi BioInvestments IV, L.P., Tullis-Dickerson Capital Focus II, L.P., TD Origen Capital Fund, L.P. and TD Javelin Capital Fund, L.P. (incorporated by reference to Exhibit 4.8 to the Registrant’s Annual Report on Form 10-K filed on March 26, 2002)

Exhibit No.	Description
4.6	Amended and Restated Limited Liability Company Agreement of Affiliated Research Centers LLC, dated as of November 21, 1997 (incorporated by reference to Exhibit 4.5 to the Form 10)

4.7	Form of Class A Common Stock Warrant (incorporated by reference to Exhibit 4.6 to the Form 10)

4.8	Form of Clinical Research Services Agreement (incorporated by reference to Exhibit 4.7 to the Form 10)

4.9	Amended and Restated 1996 Employee Stock Option Plan (incorporated by reference to Exhibit 10.1 to the Form 10)

4.10	Form of Stock Option Agreement under the Amended and Restated 1996 Employee Stock Option Plan (incorporated by reference to Exhibit 10.2 to the Form 10)

4.11	Amended and Restated 1996 Director Stock Option Plan (incorporated by reference to Exhibit 10.3 to the Form 10)

4.12	Form of Stock Option Agreement under the Amended and Restated 1996 Director Stock Option Plan (incorporated by reference to Exhibit 10.4 to the Form 10)

4.13	1996 Consultants Warrant Stock Plan (incorporated by reference to Exhibit 10.5 to the Form 10)

4.14	Form of Stock Option Agreement under the 1996 Consultants Warrant Stock Plan (incorporated by reference to Exhibit 10.6 to the Form 10)

4.15	Waiver of Redemption Rights dated August 25, 2005 (incorporated by reference to Exhibit 10.4 to Registrant’s Quarterly Report on Form 10-Q filed on Nov. 12, 2004)

5.1	Opinion of Jones Day

23.1	Consent of Jones Day (included in Exhibit No. 5.1)

23.2	Consent of Independent Certified Public Accountants

24.1	Power of Attorney